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EXHIBIT 3.23

ARTICLES OF ORGANIZATION

OF

HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC

        The undersigned, acting pursuant to the Utah Limited Liability Company Act (the "Act"), adopts the following Articles of Organization for the purpose of organizing a Utah limited liability company (the "Company"):

ARTICLE I

NAME

        The name of the Company is Huntsman Expandable Polymers Company, LC.

ARTICLE II

TERM

        The Company will continue until December 31, 2028, unless sooner dissolved by law or as provided in the Operating Agreement of the Company.

ARTICLE III

PURPOSE

        The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act, as amended or replaced from time to time.

ARTICLE IV

MANAGEMENT

        The Company will be managed by one Manager. The name and business address of the initial Manager of the Company are Huntsman Chemical Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108.

ARTICLE V

REGISTERED ADDRESS AND AGENT

        The address of the initial registered office of the Company is 500 Huntsman Way, Salt lake City, Utah 84108. The name of the Company's initial registered agent at such address is Robert B. Lence.

ARTICLE VI

OPERATING AGREEMENT

        Provisions for the regulation and management of the internal affairs of the Company shall be set forth in the Operating Agreement.

        IN WITNESS WHEREOF, the undersigned Manager has executed these Articles of Organization as of the 30th day of December, 1998.

MANAGER:
HUNTSMAN CHEMICAL CORPORATION, a Texas corporation,
By:	/s/ L. RUSSELL HEALY
Name:	L. Russell Healy
Title:	Vice President, Finance

ACCEPTANCE OF APPOINTMENT BY REGISTERED AGENT

        Pursuant to the Utah Limited Liability Company Act, the undersigned, Robert B. Lence, hereby accepts appointment as registered agent for Huntsman Expandable Polymers Company, LC, a Utah limited liability company.

        DATED this 30th day of December, 1998.

/s/ ROBERT B. LENCE Robert B. Lence, Registered Agent

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ARTICLES OF ORGANIZATION OF HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC
ARTICLE I NAME
ARTICLE II TERM
ARTICLE III PURPOSE
ARTICLE IV MANAGEMENT
ARTICLE V REGISTERED ADDRESS AND AGENT
ARTICLE VI OPERATING AGREEMENT
ACCEPTANCE OF APPOINTMENT BY REGISTERED AGENT